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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Ellora Energy Inc. and affiliated entities of our report dated March 19, 2008, relating to our audit of the consolidated financial statements of Ellora Energy Inc. as of December 31, 2007 and 2006 and for each of the three years in the period then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/  HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
March 19, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM